Exhibit 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Signal Technology Corporation on Form S-8 (file No. 33-78248 and 33-78250) of our report dated January 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Signal Technology Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.


San Jose, California                                COOPERS & LYBRAND L.L.P.
March 27, 1998